EXHIBIT 10.40


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                        RESTRICTED COMMON SHARE AGREEMENT
                         (IMMEDIATE ISSUANCE OF SHARES)


NAME OF GRANTEE:     ____________________________________________________

DATE OF GRANT:     ______________________________________________________

RESTRICTED COMMON SHARES:     ___________________________________________

RESTRICTED PERIOD:     __________________________________________________


AGREEMENT (this "Agreement") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and Grantee.

1. GRANT OF RESTRICTED COMMON SHARES. In accordance with this Agreement and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the number of Restricted Common Shares set forth above. The Restricted Common Shares are fully paid and nonassessable. The Restricted Common Shares will be represented by one or more certificates registered in the name of the Grantee and bearing a legend referring to the restrictions in this Agreement.

2. RESTRICTIONS ON TRANSFER. Until they have become nonforfeitable as provided in Section 3, the Restricted Common Shares may not be transferred or assigned by the Grantee other than (i) to a beneficiary designated on a form approved by the Company, by will or, if the Grantee dies without designating a beneficiary or a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order (if approved or ratified by the Administrator). A transfer or disposition of the Restricted Common Shares other than as permitted by this Section 2 will be null and void and the other party to the transaction will not obtain any rights to or interest in the Restricted Common Shares.

3. VESTING AND FORFEITURE OF RESTRICTED COMMON SHARES. (a) Subject to Sections 3(b) and (c), the Grantee must remain in the continuous employ of the Company through the last day of the Restricted Period for the Restricted Common Shares to become nonforfeitable. Except as so provided, the Restricted Common Shares shall be forfeited as of the date the Grantee ceases to be an employee of the Company. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence.

     (b) Notwithstanding Section 3(a), if prior to the end of the Restricted Period, the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or terminates employment for the convenience of the Company (each of the foregoing, a "Forfeiture Event"), then Restricted Common Shares will become nonforfeitable on a pro rata basis based upon the number of days that have elapsed in the Restricted Period up to the date of the Forfeiture Event.

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     (c)  Notwithstanding Section 3(a), if a Change in Control Event occurs prior to the end of the Restricted Period, all of the Restricted Common Shares shall immediately become nonforfeitable.

4. DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided in this Agreement, the Grantee has all of the rights of a stockholder with respect to the Restricted Common Shares, including the right to vote such shares and to receive any dividends that may be paid thereon. However, any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, or reorganization or any other change in the capital structure of Occidental will be subject to the same restrictions contained in this Agreement as the Restricted Common Shares.

5. RETENTION OF STOCK CERTIFICATE(S) BY OCCIDENTAL. The certificate or certificates representing the Restricted Common Shares shall be held in custody by Occidental, together with a stock power endorsed in blank by the Grantee with respect thereto, until the Restricted Common Shares have become nonforfeitable in accordance with Section 3. Certificates with respect to any Restricted Common Shares that are forfeited will be cancelled, and, if applicable a new certificate for any nonforfeitable Restricted Common Shares represented by a cancelled certificate will be issued.

6. NO EMPLOYMENT CONTRACT. Nothing in this Agreement confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

7. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the issuance or vesting of the Restricted Common Shares or other securities pursuant to this Agreement, the Grantee shall satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Restricted Common Shares that are issued or transferred to the Grantee pursuant to this Agreement. Any Common Shares so surrendered by the Grantee shall be credited against the Grantee's withholding obligation at their Fair Market Value on the date of surrender to the Company.

8. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, the Company will not issue any Restricted Common Shares or other securities pursuant to this Agreement if their issuance would result in a violation of any such law.

9. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company.

10. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.


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11.  SEVERABILITY. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

12. RELATION TO PLAN; INTERPRETATION. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

13. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 3, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, effective as of the Date of Grant.

                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By
                                            ----------------------------


                                        --------------------------------
                                        Grantee


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